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Explanatory Note
This filing relates to the proposed acquisition of Darwin Professional Underwriters, Inc. (the “Company”) by Allied World Assurance Company Holdings, Ltd (“Parent”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 27, 2008, by and among the Company, Parent and Allied World Merger Company (the “Merger”).
The following relates to a conference call with investors held by Parent and the Company on June 30, 2008 to discuss the proposed Merger (the “Conference Call”).
During the Conference Call, certain statements were made regarding the possible reduction in the purchase price to be paid in the proposed Merger, which statements did not accurately describe the relevant terms and conditions set forth in the Merger Agreement. Such statements appear on page 10 of the following transcript. Under the terms of the Merger Agreement, the $32 per share purchase price is subject to downward adjustment in the event that certain representations by the Company in the Merger Agreement with respect to its capitalization are breached and, as a result of such breach, the aggregate consideration payable by Parent in the proposed Merger is increased by more than $1,000,000. Investors should refer to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 30, 2008 and the full text of the Merger Agreement (including Section 3.06 of the Merger Agreement) which is attached as Exhibit 2.1 to the Form 8-K for a description of the possible purchase price reduction under the Merger Agreement.

FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
CORPORATE PARTICIPANTS
Keith Lennox
Allied World Assurance — Investment Relations Officer
Scott Carmilani
Allied World Assurance — President & CEO
Joan Dillard
Allied World Assurance — CFO
Jack Sennott
Darwin Professional Underwriters — CFO
CONFERENCE CALL PARTICIPANTS
Jay Gelb
Lehman Brothers — Analyst
Matthew Heimermann
JPMorgan — Analyst
Susan Spivak
Wachovia — Analyst
Ian Gutterman
Adage Capital — Analyst
John Gwynn
Morgan Keegan — Analyst
Jeff Whitehorn
Gilman Asset Management — Analyst
Laura Schreiner
Warren Group — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the Allied World Assurance pending acquisition of Darwin Professional Underwriters conference call. My name is Erica and I will be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end up this conference. (OPERATOR INSTRUCTIONS) As a reminder this conference is being recorded for replay purposes.
I would now like to turn the presentation over to your host for today’s call, Mr. Keith Lennox, Investor Relations Officer. You may proceed, sir.

Keith Lennox — Allied World Assurance — Investment Relations Officer
Thank you. Good morning, everyone, and welcome to our investor call to discuss our announcement issued earlier this morning regarding Allied World’s pending acquisition of Darwin Professional Underwriters.
Our call is being made today from Darwin’s home offices in Farmington, Connecticut, and today’s call will also be available through July 14 as a webcast on both Allied World’s and Darwin’s website and as a teleconference replay. The dial-in information for this replay is included in this morning’s press release.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
On the call today are Scott Carmilani, Allied World’s President and Chief Executive Officer; Joan Dillard, Allied World’s Chief Financial Officer; and Jack Sennott, Darwin’s Chief Financial Officer. I will remind everyone that statements made during today’s call, including the question-and-answer session, which are not historical facts may be forward-looking statements within the meaning of the U.S. Federal Security laws.
Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as may, should, estimate, anticipate, intends, believe, predict, potential, or words of similar importance generally involving forward-looking statements.
These forward-looking statements are based upon the Company’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions, and the Company’s future financial condition and results. The uncertainties and risks include, but are not limited to, those disclosed in the Company’s press release issued this morning and its filings with the Securities and Exchange Commission.
As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company today. Additionally, forward-looking statements speak only of the date they are made and the Company assumes no obligation to update or revise any of them and light of new information, future events, or otherwise.
With that complete, I can now turn the call over to Scott.

Scott Carmilani — Allied World Assurance — President & CEO
Thanks, Keith, and good morning, everybody. Thanks for being with us this morning for our very exciting announcement of the pending acquisition of Darwin Professional Underwriters. Before opening up call to questions for myself, Joan, or Jack Sennott from Darwin, I would like to take a few minutes to explain why believe this transaction is an important strategic initiative for Allied World and will result in the strengthening of our businesses.
We are making this call today from Darwin’s headquarters in Farmington, Connecticut, where members of our team and I have just had the pleasure to meet with all of the employees of the Company. Darwin is well known for their product innovation, risk management capabilities, and the client service. All that starts right here with the folks that we met this morning.
As you read in our announcements this morning Allied World and Darwin have signed a merger agreement in which Allied World will acquire 100% of Darwin’s common shares for $32 a share. The transaction is valued at approximately $550 million and is subject to the customary closing conditions. We expect the transaction to close in the fourth quarter of this year.
Darwin is a well-established specialty insurer focused on health care and professional liability coverages in the health care fields. They are a five-year-old, U.S.-based insurance business with a strong market identity across three major business lines, including med malpractice, health care professional liability, and Errors and Omissions coverages, as well as Directors and Officers liability.
What is particularly attractive to Allied World is that Darwin has demonstrated expertise in combining underwriting capabilities with the valued-added client services in the health care field. Their innovative approach to underwriting and product development, and a modern technology platform that enhances distribution — their distribution — is very attractive to our combined entity.
Allied World’s strategy continues to focus on pursuing business opportunities in niche specialty industries. This acquisition more than doubles our current U.S. footprint on the insurance side, both in terms of premiums and in number of people. We are acquiring the health care professional liability books of businesses that operate complementary to Allied World’s book of business yet are in specialties where we have some expertise.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Darwin’s business has a small account profile, which is generally less price-sensitive than our larger account business, and complements our own health care profile. This transaction also expands our distribution network, not just with the people but with innovation end-to-end. It deepens our management talent in a sector and product lines where we have already been successful. Finally, we believe that this transaction is effectively an expansion of our current U.S. operating platform and there will be limited integration risk.
After closing the transaction, our gross written premiums will be approximately $1.8 billion on a pro forma basis with even greater proportion of insurance versus reinsurance and casualty versus property as the mix of business is concerned. Health care will grow from the current 3% of our portfolio to total gross premiums of 13% of our portfolio. Professional liability will expand from 18% of our portfolio to 21% of our portfolio writings.
In 2009, year one, we expect this transaction to be accretive to both — to all of our earnings per share, our book value per share, and our return on equity. In summary, Allied World’s growing franchise is enhanced by the acquisition of Darwin. It will accelerate our expansion into the U.S. while providing greater access to small- and medium-size primary accounts, which we find particularly attractive in the health care sector.
We welcome our new team members to the Allied World family of companies and we look forward to their contribution and our combined continued successes. Now we are going to turn the call over to questions at this time for anybody who might be on the call.

QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS) Jay Gelb, Lehman Brothers.

Jay Gelb — Lehman Brothers — Analyst
Thanks and good morning. Scott, just to clarify in the press release, can you tell if there is going to be any financing for the transaction price or is that all from just in cash on hand?

Scott Carmilani — Allied World Assurance — President & CEO
Yes, I can. But since Joan is sitting here, I will let her handle that question. Go ahead, Joan.

Joan Dillard — Allied World Assurance — CFO
Jay, it will be a combination of cash and financing. At this point in time we would anticipate issuing about $200 million in financing and the rest would be internally financed.

Jay Gelb — Lehman Brothers — Analyst
Debt or equity on the external?

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Joan Dillard — Allied World Assurance — CFO
With the market conditions we are thinking about right now at preferred. It would be a hybrid.

Jay Gelb — Lehman Brothers — Analyst
Okay. Second, can you talk about the difference in A.M. Best ratings between the — I believe it’s an A for Allied World and an A- for Darwin. How are you thinking about that?

Joan Dillard — Allied World Assurance — CFO
Well, we would expect that, upon the close, that Darwin would be included in the Allied group of companies and qualify for an A rating.

Scott Carmilani — Allied World Assurance — President & CEO
We should probably point out we have met with each of the three rating agencies we deal with — Moody’s, S&P, and A.M. Best — and expect to get their positive responses later this week or maybe even as early as tomorrow.

Jay Gelb — Lehman Brothers — Analyst
Okay. Then my final question and then I will re-queue. Can you talk about how this is going to affect your U.S. build out strategy and the expense you intended to put forth on that on an organic basis?

Scott Carmilani — Allied World Assurance - President & CEO
Sure, Jay, and thanks for the question, actually. It does fit right into our expansion plans, as you I’m sure will note, we have shown to the Street and to the analysts that we expect our expense ratio to go up by a couple of points in 2009. This fits well within that and is part of the ultimate goal here. We don’t expect there to be any real migration from that plan and it should fit right in. From a personnel standpoint, we now have a Farmington, Connecticut, office.

Jay Gelb — Lehman Brothers — Analyst
Okay. Any charges related with the deal that you anticipate at this point?

Joan Dillard — Allied World Assurance — CFO
No, nothing material, Jay.

Jay Gelb — Lehman Brothers — Analyst
Okay. Thanks again.

Scott Carmilani — Allied World Assurance — President & CEO
Sure.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call

Operator
Matthew Heimermann, JPMorgan.

Matthew Heimermann — JPMorgan — Analyst
Hi, good morning, everyone. A couple of questions. First, just on, when you ran your analysis for EPS — ROE, book value accretion — I was just curious, was that run on a kind of a “no other use of capital” basis or was that vis-a-vis opportunity cost of buying back your own stock, etc.?

Joan Dillard — Allied World Assurance — CFO
It was based on our existing capital base, not on the alternative of buying back our stock. We did, obviously, a complete economic analysis in the earnings potential and the economic value of the Company to determine the right valuation.

Matthew Heimermann — JPMorgan — Analyst
Okay. Then I guess, Scott, from your standpoint — I think strategically I understand where you are coming from with this and you laid it out pretty simply in your opening remarks — but could you just maybe talk about what you think are the risks to this deal maybe short- or medium-term? And whether those are related to the business or more a function of where the market is? Just to be curious.

Scott Carmilani — Allied World Assurance - President & CEO
Yes, okay. In any acquisition like this the integration risks are always centered around the people and the cultures — a little bit around the systems. But we really feel that there is a very good complementary fit both culturally with the people and with the use of the systems that they have and the technology they use in what is known as the i-bind system, which is a neat small-business, very user-friendly, agent-friendly way to quote, bind, and issue policies for small accounts.
So, it’s not something we currently use. It’s easily adaptable into the overall system so there is very little risk there. It’s not something we are going to redo or rewrite. We may make it multi-currency adaptable, so we can use it more broadly than just in the U.S., but for all intents and purposes, we believe and feel it’s going to fit in very nicely with the current culture and the organization.
So, we will be working over the next three months on the integration plan and that will give us time for when we do close the transaction to be execute on it to day one.

Matthew Heimermann — JPMorgan — Analyst
Okay. Then can you just maybe talk a little bit about how market conditions compare and contrast or I guess how market conditions in Darwin’s business compare and contrast with market conditions in your business? Where those in the lines — where there is overlap?

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Scott Carmilani — Allied World Assurance — President & CEO
Yes, sure. First, I guess big picture, most of Allied World’s portfolio is large account high access or medium excess business. Most of Darwin’s business is small account primary or first access business. So they are coming at the business from opposite ends almost and there is very, very little overlap.
The large account business tends to be very cyclical and very driven by the market cycles. The smaller account business tends to be less volatile and less dependent on the cycle movement. As you know this is mostly a casualty book, so it will decrease the volatility that we have in terms of the — as a percentage of our overall portfolio from catastrophe risk and will actually be a little bit less sensitive to market cycle risk overall.

Matthew Heimermann — JPMorgan — Analyst
Thank you very much. Oh, actually, Joan, when you said the hybrid did you — can I put words in your mouth? Did you mean a convertible preferred or a perpetual?

Joan Dillard — Allied World Assurance — CFO
We have a few alternatives on the table, and as you know with the market conditions that we have had lately, what we will do as we get closer to the close is, obviously, look where we will get the best market appetite and the best execution and value.

Matthew Heimermann — JPMorgan — Analyst
Okay. Thank you.

Operator
Susan Spivak, Wachovia.

Susan Spivak — Wachovia — Analyst
Good morning, Scott and Joan. I was hoping that you could comment on Darwin’s reserve position and whether, in your due diligence and the comments about the accretion in 2009, are you assuming additional reserve releases as the Company has taken in the past? Then of that say $280 million premium, do expect that to shrink or to grow going forward?

Scott Carmilani — Allied World Assurance — President & CEO
Susan, Susan, Susan. You know that I’m not going to give you any indication as to what we think about their reserve position other than to tell you that they been in business five years so there is no legacy issues. It’s predominantly a professional liability in health care book of business.
We think that they have been booking their loss picks in a conservative manner. We are quite comfortable with how they have operated up to date and I think they have enjoyed a good five-year head start as a company and as an organization. How that looks and plays out in the future will be determined by the actuarial teams and the famous guy named Bornhuetter-Ferguson.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Susan Spivak — Wachovia — Analyst
Well, Scott, you know I really just wanted to hear you say that.

Scott Carmilani — Allied World Assurance — President & CEO
Well, okay.

Joan Dillard — Allied World Assurance — CFO
He has worked very hard to pronounce that correctly — Bornhuetter-Ferguson.

Scott Carmilani — Allied World Assurance — President & CEO
It has taken me a couple of years to get that guy’s name right.

Susan Spivak — Wachovia — Analyst
Well, what about the premium expectations, though? I mean is it — do you see yourself growing that book? Or in this type of market environment, will it be tough similar to other lines that we are dealing with?

Scott Carmilani — Allied World Assurance - President & CEO
Well, I certainly think that we are in a tougher environment than we have been in the last few years. Darwin’s primarily a wholesale driven organization that has approximately 35 to 37 wholesalers that they principally do business with. We think we can expand that with them, and in conjunction with them, not just in the U.S. but in other places. We are hoping that we can exceed their current expectations of the portfolio. Will it be harder than it was last year? Absolutely.

Susan Spivak — Wachovia — Analyst
Okay, thank you very much.

Scott Carmilani — Allied World Assurance — President & CEO
Sure.

Operator
Ian Gutterman, Adage Capital.

Ian Gutterman — Adage Capital — Analyst
High, guys, a few questions here. First, can you talk about will you be able to quota share some of Darwin’s business back to Bermuda?

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Scott Carmilani — Allied World Assurance — President & CEO
Sure.

Joan Dillard — Allied World Assurance — CFO
Yes, we will.

Ian Gutterman — Adage Capital — Analyst
Will it be a similar percentage to your existing book or would it be different for any reason — your existing U.S. book?

Scott Carmilani — Allied World Assurance — President & CEO
More than likely, it will be part of the same treaties.

Ian Gutterman — Adage Capital — Analyst
Okay, great. Secondly, a different question on the reserves. Given the GAAP accounting, you are going to have to fair value the reserves given they have a lot of medium to longer tails business. I assume that that discount on those reserves will probably cause a book value gain upon close, is that right?

Joan Dillard — Allied World Assurance — CFO
We are working on the valuation right now and we will be going through that with our accounting firms as we get through closer to closing.

Ian Gutterman — Adage Capital — Analyst
Okay. But just —

Jack Sennott — Darwin Professional Underwriters — CFO
We do not — this is Jack Sennott. Obviously we do not have — we are at book value for loss reserves currently.

Ian Gutterman — Adage Capital — Analyst
Right, but my — if I am understanding —

Joan Dillard — Allied World Assurance — CFO
Correct, the market valuation would take place upon the closing.

Ian Gutterman — Adage Capital — Analyst
Okay.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call

Joan Dillard — Allied World Assurance — CFO
So you are correct on that point, but currently Darwin holds its reserves at book value.

Ian Gutterman — Adage Capital - Analyst
Right. I was just thinking of the fact that there is — you had to essentially discount them for GAAP, or create a benefit. I don’t know if there is offsetting negatives that would offset or if I should — if want to try to model, if I should assume some increase in book from peak end adjustments.

Joan Dillard — Allied World Assurance — CFO
We are working on that at the moment. So it would be an entire — it would be the market value of the company. So there is more than just the reserves that go into that.

Ian Gutterman — Adage Capital - Analyst
Fair enough. Then just lastly on capital, obviously — you certainly are in a good capital position but you have used up some of your excess on this. I’m just wondering if you could talk about what your excess capital, in rough terms, is going forward just given we are going into win season. Just your thought process on doing a deal using some of your cushion up before it [wins used] as opposed to waiting until after. Does this — I’m not sure where your confidence level is that in a bad win season we are still okay on capital?

Scott Carmilani — Allied World Assurance - President & CEO
We are, obviously, very confident of our capital position headed into wind season as well as the protections we have afforded ourselves on that portfolio of the business where we wouldn’t be doing this now. Quite frankly, we bought more protection than we have bought in the past.
Given the rate environment of the property CAT portfolio and some of these specific individual lines of business within that, we have actually reduced some of our writings and that is a good reason why some of our premiums are down for the first half of this year. So we have been cutting back the book and better protecting it, so that we are in pretty good shape regardless of an event or not.

Ian Gutterman — Adage Capital — Analyst
Great.

Scott Carmilani — Allied World Assurance — President & CEO
So we feel pretty comfortable with the excess equity position that we have going into this transaction and we feel actually excited about what we are going to do with the money for us and for you.

Ian Gutterman — Adage Capital — Analyst
Great. Sounds good. Thank you very much.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Scott Carmilani — Allied World Assurance — President & CEO
Thanks.

Operator
John Gwynn, Morgan Keegan.

John Gwynn — Morgan Keegan — Analyst
Yes, for whoever it this is appropriate to answer, I would like more detail on the language about a downward adjustment with respect to the Company’s capitalization.

Scott Carmilani — Allied World Assurance — President & CEO
John, where did that remark come from? Was that in the opening remarks?

John Gwynn — Morgan Keegan — Analyst
No, that was in the news release. The purchase price is subject to a downward adjustment in the event that certain representations
—
(multiple speakers)

Jack Sennott — Darwin Professional Underwriters — CFO
This is Jack Sennott, John. Let me take a crack at that one. That is — those would be our legal counsel inserting their right into the conference call. Essentially that is what is affectionally known as a material adverse condition or change clause. It is if something materially happened to the business, you could make an adjustment at that point in time. We —

Scott Carmilani — Allied World Assurance — President & CEO
We don’t anticipate that happening.

John Gwynn — Morgan Keegan — Analyst
It’s not a question of what the share count is or anything?

Scott Carmilani — Allied World Assurance — President & CEO
No, no. It is strictly if there was an unforeseen event that Darwin’s portfolio experienced that would materially change their own balance sheet, but we don’t expect that to happen.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
John Gwynn — Morgan Keegan — Analyst
Okay, and related to that, in the release it says Alleghany has agreed to vote at 40% of its outstanding — of Darwin’s outstanding shares. And Alleghany actually owns more than 50%, if I recall correctly.

Jack Sennott — Darwin Professional Underwriters — CFO
Yes, they do, John. They own 55%; you are right. Essentially Alleghany wanted to show its support for the transaction, while at the same time recognizing that they have a controlling interest in the Company. They wanted to make sure that the minority shareholders also had some say in the transaction as well. So what they did is contractually agreed to 40% so essentially the minority shareholders control the rest of that transaction as to whether or not they are supported of it.
The remaining 11%, if you will, to get over a majority will come from the minority shareholders. That is not atypical language that you will see in a case where someone who owns a controlling stake is selling.

John Gwynn — Morgan Keegan — Analyst
Okay. We are looking at — is it Arkansas and Delaware that domicile restates before May?

Jack Sennott — Darwin Professional Underwriters — CFO
Correct. Well, that is for us. New Hampshire —

Scott Carmilani — Allied World Assurance — President & CEO
That’s right, you have to add New Hampshire and New York to that.

Joan Dillard — Allied World Assurance — CFO
— Delaware and New Jersey for our reinsurance.

Scott Carmilani — Allied World Assurance — President & CEO
New Jersey, right.

John Gwynn — Morgan Keegan — Analyst
Okay. Is Stephen there?

Jack Sennott — Darwin Professional Underwriters — CFO
He’s not on the conference call.

Scott Carmilani — Allied World Assurance — President & CEO
He’s in the building.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call

John Gwynn — Morgan Keegan — Analyst
Okay. Is his health okay?

Scott Carmilani — Allied World Assurance — President & CEO
His health is great.

John Gwynn — Morgan Keegan — Analyst
Okay, he seems awfully young to be retiring, but more power to him. Jack, congratulations and I’m through. Thanks.

Jack Sennott — Darwin Professional Underwriters — CFO
Thank you, John.

Operator
[Jeff Whitehorn], [Gilman Asset Management]

Jeff Whitehorn — Gilman Asset Management — Analyst
Good morning. I was wondering — I guess my question is directed to Mr. Sennott. Why are you selling? Is something wrong in the environment that this is the best you can do?

Jack Sennott — Darwin Professional Underwriters — CFO
No, not at all. We are real excited about this transaction, we think this provides us great opportunity going forward. Darwin is not going away, we are becoming part of the much larger organization. They have got over $3 billion of capital, over $6 billion in assets. As you heard Scott and Joan talk about their global reach and the diversification between insurance and reinsurance lines of business.
We think our franchise is very complementary to the Allied World franchise as well. Our health care franchise, our small business franchise, our i-bind technology, our niche programs and our product development were all things that the Allied World team really identified as something that they wanted to really be a part of. They are in the U.S., but really kind of relatively more recently in that regard our footprint from a total premium perspective is a bit larger. Really bringing the organizations together is very complementary.
But between the time we met with the employees this morning and the time we got on this call, we spent some time looking for areas that were hot spots where somebody might get nervous. We really didn’t find very many at all. So we are very excited about it and we think this will be a great opportunity. You will see the Company continuing to be out there in the market and growing.

Jeff Whitehorn — Gilman Asset Management — Analyst
But wouldn’t you have — if you did nothing — wouldn’t we be looking at a higher stock price in ‘09?

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call

Jack Sennott — Darwin Professional Underwriters — CFO
Hard to tell what a stock price is going to do at any given point in time, Jeff. Really what we have seen here is what is best to build the business over the long-term and we think this is a great transaction to do.

Jack Sennott — Darwin Professional Underwriters — CFO
I don’t want to beat this to death but I will with one last question, I apologize. Since you are in Connecticut, have you heard of Washington, Connecticut — the area called Washington, Connecticut?

Jack Sennott — Darwin Professional Underwriters — CFO
No.

Jeff Whitehorn — Gilman Asset Management - Analyst
Go to the Mayflower Inn — thumbs up. Any rate to beat my other point to death, I understand, obviously, you wouldn’t go into this transaction or any transaction without saying the people are great, we have complementary systems, there isn’t too much overhang, there isn’t too much baggage, blah, blah, blah.
I only heard that through in when a guy named Alan was running AT&T and he made his acquisitions and they went down the toilet bowl. So I am going to assume that your acquisition actually won’t. But don’t you think, unless there is something really, really — you guys have been public what three or four years now, by yourselves as a sub of Alleghany?

Jack Sennott — Darwin Professional Underwriters — CFO
Two.

Jeff Whitehorn — Gilman Asset Management - Analyst
Two years? And I watched the stock go from $19, I guess that was the IPO, to the mid-$20s and back to the low-$20s. Wasn’t there — granted no one can predict the stock prices — but given you had no legacy systems, given the way you were cherry-picking your business, it seemed to me, given how you were building up your reserves, that you were setting yourselves up for a really good ‘09. So, given that — if I am only half correct — did you have any other people looking at your book saying, hey, we might express an interest or was this the only company that knocked on the door?

Jack Sennott — Darwin Professional Underwriters — CFO
There was a process that we went through. We — the Board talked back in really the first quarter about a formal process. A special committee was formed to go through it, there was an investment banking firm that was hired and retained.
We went out to more than two handfuls of companies. We went through a formal process. There were folks who expressed interest going forward. The process kind of narrowed it down to a couple of finalists and I can tell you that are pleased with, one, the economics and, two, the fit going forward.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Jeff Whitehorn — Gilman Asset Management — Analyst
Last question. When this merger goes through what will Alleghany’s role be in the new company?

Jack Sennott — Darwin Professional Underwriters — CFO
None.

Jeff Whitehorn — Gilman Asset Management — Analyst
So they will be bought out? Alleghany will have no ownership in Allied?

Jack Sennott — Darwin Professional Underwriters — CFO
That is correct.

Scott Carmilani — Allied World Assurance — President & CEO
That’s right.

Jeff Whitehorn — Gilman Asset Management — Analyst
Thank you.

Operator
Jay Gelb, Lehman Brothers.

Jay Gelb — Lehman Brothers — Analyst
Thanks. I just wanted to circle back on a couple of issues on getting to the accretion in 2009. Can you walk us through your major assumptions there?

Joan Dillard — Allied World Assurance — CFO
In terms of the major assumptions, I can give you some of the generalities. We certainly looked at the earnings potential of Darwin over that period of time. Looked at the economic values, looked at the capital that we would assign to the transaction, the economic value. We also had to look at their cash flow, look at the complementary fit of the book of business and how we could actually enhance both companies through the transaction.
We came out with, first of all, very strong economic values supporting the price. As you know, in terms of the comparables, it’s in a range of transactions that have been done at least as far back as early 2007. Then looking at the accretion came out quite positive on the EPS, ROE, and the book value side.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Jay Gelb — Lehman Brothers — Analyst
So, for 2009, what are the pro forma assumptions for — if you don’t have premium volume, then the percentage of gross to net?

Scott Carmilani — Allied World Assurance — President & CEO
I’m not sure I understand that question.

Jack Sennott — Darwin Professional Underwriters — CFO
You mean what our ceded reinsurance rate is?

Jay Gelb — Lehman Brothers — Analyst
Correct.

Joan Dillard — Allied World Assurance — CFO
The session strategy that we looked at — Darwin has an excellent risk management program and they cede to best manage the risk in their book. We would expect to continue that program, perhaps not to the 100% of the level that they have now, but perhaps in a range of 30% of what they do currently.

Scott Carmilani — Allied World Assurance — President & CEO
Yes, by being — part of the advantage of them becoming part of a bigger capitalized organization is they don’t need to use as much reinsurance where the market makes sense to do so to provide capacity.

Joan Dillard — Allied World Assurance — CFO
A few other more concrete assumptions, clearly we have already mentioned that we would be quota sharing a portion of the business to Bermuda, as we do at a level currently with our operating companies as well as minor expense synergies. This deal is not about, necessarily, expense savings.
But given that you have two public companies coming together, you will have the expense of one public company. So you would see that in one auditor instead of two, one New York Stock Exchange fee instead of two. But that is not — expense savings are not the primary reason for this deal.

Jack Sennott — Darwin Professional Underwriters — CFO
Just to add one point here because I — Joan, I’m handing John a note of paper about the 30%. Our ceded — our current ceded-to-gross ratio is 30%. I would expect that we would be able to make some improvements off of that. I wouldn’t say that we were going to cut our reinsurance by one-third from a cost perspective, but I think we will be able to make some significant improvements along that line.
But we currently cede about 30% of our writings and we buy a lot of excess of loss reinsurance. Some of our earlier years of reinsurance have also been on a swing or a retro-rated basis. So we get some fluctuations in that as well. If our loss reserves develop favorably, you will see some adjustment there.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
So those are some factors that I think come into the plan and make a little bit of complexity as well. But I wanted to make sure that we get that point clarified.

Joan Dillard — Allied World Assurance — CFO
Good. Thank you, Jack.

Scott Carmilani — Allied World Assurance — President & CEO
And Allied World has been one of their reinsurers. Some synergy there.

Jay Gelb — Lehman Brothers — Analyst
Just on a couple other factors, can you comment on whether you baked-in share buybacks to this? The overall blended effective tax rates and —

Joan Dillard — Allied World Assurance — CFO
We did build in the blended, the effective tax rate. At this point in time, we don’t anticipate any share repurchases in the near future. We still have the opportunity to do somethings that could be attractive in the marketplace. We didn’t want to cut off that activity. But, no, we still maintain the flexibility that we would like going forward. But in the near-term, not anticipating any share repurchases.

Jay Gelb — Lehman Brothers — Analyst
Okay. For the effective tax rate, what is your anticipated blended effective tax rate going into 2009?

Joan Dillard — Allied World Assurance — CFO
Into 2009, I can give you something of an estimate. As we said before, we were expecting our tax rate to go up marginally by several points because of the additional capital that we put into the U.S. into our reinsurance company. I would say this would add, given the cession percentages, perhaps an additional two points on the tax rate for the Darwin transaction.

Jay Gelb — Lehman Brothers — Analyst
So overall mid single-digit?

Scott Carmilani — Allied World Assurance — President & CEO
Yes, we are still talking single digits.

Joan Dillard — Allied World Assurance — CFO
We are, yes. Mid to high single-digits.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
Jay Gelb — Lehman Brothers - Analyst
Okay. Then just finally — and thanks for taking all the questions. It would be helpful if we had a baseline in terms of what you were anticipating Allied World’s earnings range to be for 2009. So if we realize our starting point is accurate — the Street, at this point, is over $7 a share for 2009, is that reasonable as a starting point?

Joan Dillard — Allied World Assurance — CFO
As you know the only guidance we do give is that we target mid- to high-teens ROE. Given market conditions, as we said before, think mid-teens ROE.

Jay Gelb — Lehman Brothers — Analyst
For 2009?

Scott Carmilani — Allied World Assurance — President & CEO
Yes.

Joan Dillard — Allied World Assurance — CFO
Yes.

Jay Gelb — Lehman Brothers — Analyst
Great. Very helpful, thanks.

Scott Carmilani — Allied World Assurance — President & CEO
Sure.

Operator
[Laura Schreiner], [Warren Group].

Laura Schreiner — Warren Group - Analyst
Hi, actually a lot of my questions have been mopped up at this point, but one extra thing. In terms of I guess growing those parts of the business that Darwin — or bringing at the table you talk a lot about Darwin bringing complimentary types of business to Allied. What is the plan for growth for them — the Farmington office, for example? I mean are we talking like maintaining the office as is? Possible expansion to more offices or what is the plan here? Do we have any specifics yet?

Scott Carmilani — Allied World Assurance — President & CEO
Let me give you some insight to that. Allied World already has offices in New York, Boston, Chicago, San Francisco, and as of this week, Atlanta, Georgia, as well. So that gives the Darwin group — which will stay as it is — access to broader platforms and

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
regional distribution that they may not otherwise be mining right now. So we will have people hunting for them and in conjunction with them as part of our integration process.

Laura Schreiner — Warren Group — Analyst
So right now just basically you are saying that the Farmington office — now they have access to all of Allied offices that, for them, will help them grow?

Scott Carmilani — Allied World Assurance - President & CEO
Sure. I’ll give you an example. As you know — as you probably know, operate most of their business out of Farmington, but have some satellite people in different parts of the country — Chicago, in particular. That is a place where we have a hub of activity so that will give them a place to be, have bricks and mortar.

Laura Schreiner — Warren Group — Analyst
Okay, thank you.

Scott Carmilani — Allied World Assurance — President & CEO
Sure.

Operator
(OPERATOR INSTRUCTIONS) Matthew Heimermann, JPMorgan.

Matthew Heimermann — JPMorgan — Analyst
Hi, just following up on some assumptions on the deal. Joan, could you just give us a sense of the goodwill that you are generating? What a potential range — how much of that might be amortizable versus non-amortizable?

Joan Dillard — Allied World Assurance — CFO
That I wouldn’t want to venture a guess at this point. As you know, there are some very valuable pieces to Darwin and the transaction. For example, the i-bind system we like very much. What we will be doing throughout the process is, actually, we have got to value the component part of the business.
So it isn’t as simple as saying, here is the book value, here is the multiple. But here is a brand, here is a franchise, here is something that is very recognizable. Here is the system, here is i-bind. So, we will be valuing each of these pieces individually. I would really hesitate to even venture a guess at this moment.

Jack Sennott — Darwin Professional Underwriters — CFO
I think two other points that might be worthwhile there is, one, time is going to pass between now and the close of this transaction so the Company is going to continue to operate, and we anticipate, continue to make money and that will change the book

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call
value as well. Then the second piece of it is we also own three insurance entities that are licensed at various stages as well. So those are things that we need to deal with.

Matthew Heimermann — JPMorgan - Analyst
No, that is fair. Just want to make sure I don’t miss anything. The other thing is just, when you think about useful life — and I know you can’t give us a specific year — but could you maybe give us a range of years that it’s fair to think about contemplating in some of our analysis?

Scott Carmilani — Allied World Assurance — President & CEO
For amortization?

Matthew Heimermann — JPMorgan — Analyst
Yes.

Joan Dillard — Allied World Assurance — CFO
Well, the only thing that we can get a handle on is I can give you our typical range of amortization for systems. That is a range of three to five years, but that is as close as we can really get at the moment.

Matthew Heimermann — JPMorgan — Analyst
Okay, thank you.

Operator
This concludes the question-and-answer portion of the call. I would now like to hand it over to Mr. Scott Carmilani for closing remarks.

Scott Carmilani — Allied World Assurance - President & CEO
Okay, thank you. Thanks for everyone to be on the call this morning. Again, we are excited about this transaction. We are excited to be here up in Farmington this morning. Look forward to working to close the transaction and continuing to create value for us as a Company and you as the shareholders. Have a great Fourth of July.

Operator
Thank you for your participation in today’s conference. This concludes our presentation. You may now disconnect and have a wonderful day.

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FINAL TRANSCRIPT
Jun. 30. 2008 / 11:00AM, AWH — Allied World Assurance to Acquire Darwin Professional Underwriters Conference Call

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Additional Information
This filing is being made in respect of the proposed Merger involving Parent and the Company. In connection with the Merger, the Company will file a proxy statement with the SEC. Investors are urged to read the proxy statement when it becomes available because it will contain important information. The Company’s stockholders and other interested parties will be able to obtain the proxy statement, as well as other filings containing information about the Company (when they become available), free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by visiting the Company’s website at http://www.darwinpro.com.
Participants in the Solicitation
The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2008 Annual Meeting filed with the SEC on April 7, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.